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                                                                EXHIBIT 99.10(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (333-59717) of MONY America Variable Account A of MONY Life Insurance Company of America of our report dated April 17, 2019, relating to the financial statements of each Variable Investment Option of MONY America Variable Account A of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "About Our Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
April 19, 2019

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Form N-4 (333-59717) of MONY America Variable Account A of MONY Life Insurance Company of America of our report dated April 12, 2019, relating to the statutory-basis financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "About Our Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 19, 2019